Exhibit 99.1

SMSC Reports Third Quarter Fiscal 2011 Financial Results

Hauppauge, N.Y. – January 10, 2011 – SMSC (NASDAQ: SMSC) today announced financial results for its third quarter of fiscal 2011, ended November 30, 2010.

Highlights for the third quarter of fiscal 2011:
•	Record revenue of $107.0 million,
•	Record Automotive market revenue of $19.1 million,
•	Non-GAAP diluted earnings per share of $0.52.

Total revenue for the third quarter of fiscal 2011 was $107.0 million, an increase of three percent sequentially and an increase of 23 percent when compared to the same period in the prior year.  This included approximately $2.7 million in sales from SMSC’s acquisition of Symwave, Inc. Non-GAAP gross margin was 55.4 percent and the GAAP gross margin was 52.1 percent.   Non-GAAP net income for the third quarter of fiscal 2011 was $12.0 million, or $0.52 per diluted share, compared to non-GAAP net income of $7.7 million, or $0.34 per diluted share in the third quarter of fiscal 2010. GAAP net loss for the third quarter of fiscal 2011 was $4.6 million, or $0.20 per diluted share, compared to GAAP net income of $6.8 million, or $0.30 per diluted share for the same prior year period. Non-GAAP income from operations was $15.8 million compared to a GAAP loss from operations of $8.2 million for the third quarter of fiscal 2011.  The difference between the GAAP and non-GAAP results was primarily driven by adjustments for stock-based compensation of $18.9 million (primarily fair market adjustments to stock appreciation rights based on the increase in SMSC’s share price in the three month period ended November 30, 2010) and other adjustments mostly related to merger and acquisition activities.

“Revenue for the third quarter of fiscal 2011 of $107.0 million set a new record for SMSC,” said Christine King, President & Chief Executive Officer.  “All of the key markets we serve have remained relatively healthy.  Our Automotive market sales achieved record revenue in the third quarter and grew by five percent sequentially. Consumer Electronics revenue, which includes sales from the Symwave acquisition, grew by four percent sequentially.  PC revenue grew two percent and Industrial revenue grew slightly after five quarters of significant sequential growth.  On a year-over-year basis, sales into all end markets produced robust double-digit growth.  During the third quarter, we closed on the Symwave acquisition, which expanded our USB product portfolio into USB to SATA for SuperSpeed USB applications.  We believe the addition of this highly experienced analog team will accelerate our broad connectivity road maps.”

Ms. King continued, “Though we are entering the seasonally slower period in our annual cycle, we expect to end fiscal 2011 with more than $400 million in revenue, which will be a record for SMSC, and we expect non-GAAP earnings per share to improve by more than three times from fiscal 2010 earnings per share of $0.46.”

During the third quarter of fiscal 2011, the Company generated $9.2 million in cash from operations.  Cash and investments increased by $9.1 million sequentially to $188.5 million.

Business Outlook
Looking ahead to the fourth quarter of fiscal 2011, the Company expects:

•	Revenue in the range of $96 to $99 million,
•	Non-GAAP gross margin to be approximately 54 percent,
•	Non-GAAP operating expenses to be approximately flat sequentially,
•	Non-GAAP earnings per diluted share in the range of $0.20 to $0.24.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs), restricted stock units and stock options associated with the accounting pursuant to FASB ASC 718, the amortization of acquired intangible assets, restructuring charges and related accelerated depreciation on certain test equipment, executive transition costs, costs associated with business acquisition related activities including the impact of writing up the cost of acquired inventory and the revaluation of contingent consideration, and litigation settlement expenses.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on January 10, 2011 at 8:00 AM ET, to discuss the Company’s third quarter fiscal 2011 financial results, its business outlook. The teleconference may be accessed by dialing 888-601-3884 in the U.S. or 913-312-1477 from outside of the U.S.  The teleconference confirmation code is 7244148.  A replay of the call will also be available from January 10 through January 17, 2011.  The replay dial-in number is 888-203-1112 in the U.S. or 719-457-0820 for international callers.  The replay passcode is 7244148.  A webcast, along with presentation materials, will be accessible via the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.  Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our ability to realize the expected benefits of acquisitions; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions.  SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers.  The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications.  SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing.  SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India.  Additional information is available at www.smsc.com.

SMSC, MOST and Kleer are registered trademarks and Smart Mixed-Signal Connectivity and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Senior Director, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,

	2010	2009	2010	2009

Sales and revenues	$107,025	$87,236	$308,268	$224,789
Costs of goods sold	51,270	42,220	142,061	116,572
Gross profit on sales	55,755	45,016	166,207	108,217

Costs and expenses:
Research and development	28,893	17,983	72,475	56,546
Selling, general and administrative	33,026	17,232	74,425	63,602
Restructuring charges	146	393	1,014	1,264
Settlement charge, net	-	(31)	-	2,019
Revaluation of contingent acquisition expense	(1,083)	-	(626)	-
Gain on equity investment	(249)	-	(249)	-
Impairment loss on equity investment	3,208	-	3,208	-
(Loss) income from operations	(8,186)	9,439	15,960	(15,214)

Interest income	241	159	559	854
Interest expense	(20)	(73)	(114)	(132)
Other expense, net	(139)	(326)	(475)	(758)

(Loss) income before provision for (benefit from) income taxes	(8,104)	9,199	15,930	(15,250)

(Benefit from) provision for income taxes	(3,530)	2,393	6,975	(6,327)

Net (loss) income	$(4,574)	$6,806	$8,955	$(8,923)
Net (loss) income per share:
Basic	$(0.20)	$0.31	$0.40	$(0.40)
Diluted	$(0.20)	$0.30	$0.39	$(0.40)

Weighted average common shares outstanding:
Basic	22,679	22,239	22,586	22,066
Diluted	22,679	22,442	22,969	22,066

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	November 30,	February 28,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$158,009	$109,141
Short-term investments	-	30,500
Accounts receivable, net	64,831	47,972
Inventories	49,582	44,374
Deferred income taxes	29,561	23,278
Other current assets	8,325	6,613

Total current assets	310,308	261,878

Property, plant and equipment, net	68,287	66,802
Goodwill	78,365	54,414
Intangible assets, net	36,768	30,495
Long-term investments	30,484	42,957
Investment in equity securities	2,042	7,238
Deferred income taxes	7,578	11,364
Other assets	3,768	4,188

Total assets	$537,600	$479,336

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$37,427	$25,992
Deferred income on shipments to distributors	19,053	16,125
Accrued expenses, income taxes and other current liabilities	63,572	48,424

Total current liabilities	120,052	90,541

Deferred income taxes	4,078	3,963
Other liabilities	26,429	22,944

Shareholders' equity:
Preferred stock	-	-
Common stock	2,727	2,688
Additional paid-in capital	353,695	340,959
Retained earnings	125,619	116,664
Treasury stock, at cost	(101,295)	(101,199)
Accumulated other comprehensive income	6,295	2,776

Total shareholders' equity	387,041	361,888

Total liabilities and shareholders' equity	$537,600	$479,336

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended November 30,
	2010	2009

Gross profit – GAAP basis	$55,755	$45,016
Stock-based compensation (a)	1,980	(342)
Amortization of intangible assets	1,432	959
Impact of inventory write-up on acquisitions	100	-
Accelerated depreciation on testers transferred	-	2,233
Gross profit– non-GAAP basis	$59,267	$47,866

(Loss) income from operations – GAAP basis	$(8,186)	$9,439

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	1,980	(342)
Research and development	5,370	(559)
Selling, general and administrative	11,528	(1,889)
	18,878	(2,790)
Amortization of intangible assets included in:
Costs of goods sold	1,432	959
Selling, general and administrative	809	460
	2,241	1,419

Restructuring charges	146	393
Settlement charge	-	(31)
Accelerated depreciation on testers transferred	-	2,233
Gain on equity investment	(249)	-
Impairment loss on equity investment	3,208	-
Transaction costs – mergers and acquisitions	477	141
Impact of inventory write-up on acquisitions	100	-
Impact of revaluation of contingent acquisition expense	(1,083)	-
Compensation expense on acquisitions	310	-
Income from operations – non-GAAP basis	$15,842	$10,804

Net (loss) income – GAAP basis	$(4,574)	$6,806
Non-GAAP adjustments (as scheduled above)	24,028	1,365
Tax effect of non-GAAP adjustments	(7,484)	(491)
Net income – non-GAAP basis	$11,970	$7,680

GAAP net (loss) income per share – diluted	$(0.20)	$0.30
Non-GAAP income per share – diluted	$0.52	$0.34

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for stock appreciation rights (“SARs”), employee stock purchase plan, restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.2 million and a negligible amount in the three month periods ended November 30, 2010 and 2009, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
 (in thousands, except per share amounts)

	Nine Months Ended November 30,
	2010	2009

Gross profit – GAAP basis	$166,208	$108,217
Stock-based compensation (a)	2,271	1,112
Amortization of intangible assets	3,886	3,182
Impact of inventory write-up on acquisitions	303	-
Accelerated depreciation on testers transferred	-	3,932
Gross profit– non-GAAP basis	$172,668	$116,443

Income (loss) from operations – GAAP basis	$15,960	$(15,214)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	2,271	1,112
Research and development	6,048	3,306
Selling, general and administrative	12,774	7,201
	21,093	11,619
Amortization of intangible assets included in:
Costs of goods sold	3,886	3,182
Selling, general and administrative	2,197	1,298
	6,083	4,480

Restructuring charges	1,014	1,264
Settlement charge	-	2,019
Accelerated depreciation on testers transferred	-	3,932
Gain on equity investment	(249)	-
Impairment loss on equity investment	3,208	-
Transaction costs – mergers and acquisitions	831	141
Impact of inventory write-up on acquisitions	303	-
Impact of revaluation of contingent acquisition expense	(626)	-
Compensation expense on acquisition	310	-
Executive transition costs	429	-
Income (loss) from operations – non-GAAP basis	$48,356	$8,241

Net income (loss) – GAAP basis	$8,955	$(8,923)
Non-GAAP adjustments (as scheduled above)	32,396	23,455
Tax effect of non-GAAP adjustments	(10,204)	(8,444)
Net income – non-GAAP basis	$31,147	$6,088

GAAP net income (loss) per share – diluted	$0.39	$(0.40)
Non-GAAP income per share – diluted	$1.36	$0.27

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for stock appreciation rights (“SARs”), employee stock purchase plan, restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $1.1 million and $0.4 million in the nine month periods ended November 30, 2010 and 2009, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.